Exhibit 99.3

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2019 AND DECEMBER 31, 2018
	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,620,110	$1,235,943
Accounts receivable, less allowances of $68,435 and $53,726, respectively	5,975,855	5,396,250
Prepaid expenses and other assets	109,489	164,778
Current assets of consolidated VIE:
Cash and cash equivalents	4,908,244	4,425,764

Total current assets	12,613,698	11,222,735

PROPERTY AND EQUIPMENT, net	684,044	794,235

PROPERTY AND EQUIPMENT, net - consolidated VIE	38,006,095	40,673,060

TOTAL	$51,303,837	$52,690,030

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$503,500	$548,513
Accrued expenses	728,661	800,862
Current liabilities of consolidated VIE - Accrued expenses	5,574	-
Current portion of long-term debt	6,300,111	7,152,211

Total current liabilities	7,537,846	8,501,586

LONG-TERM DEBT, less current portion - consolidated VIE	8,557,475	10,044,334

Total liabilities	16,095,321	18,545,920

EQUITY:
Partners’ capital	7,157,337	6,241,831
Noncontrolling interest in Affiliate	28,051,179	27,902,279

Total equity	35,208,516	34,144,110

TOTAL	$51,303,837	$52,690,030

See accompanying notes

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	2019	2018

REVENUES	$13,728,858	$12,084,939

COST OF REVENUES	7,641,918	7,062,827

GROSS PROFIT	6,086,940	5,022,112

OPERATING EXPENSES-
General and administrative	2,194,657	1,451,277

OPERATING INCOME	3,892,283	3,570,835

OTHER INCOME (EXPENSE):
Interest income	12,622	6,382
Interest expense	(140,499)	(141,573)

Total other expense, net	(127,877)	(135,191)

NET INCOME	3,764,406	3,435,644

INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST IN AFFILIATE	(1,148,900)	(1,928,139)

NET INCOME ATTRIBUTABLE TO CAPITAL PUMPING, LP	$2,615,506	$1,507,505

See accompanying notes

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED STATEMENT OF EQUITY (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2019

		Noncontrolling
	Partners’	Interest
	Capital	in Affiliate	Total
BALANCE, DECEMBER 31, 2018	$6,241,831	$27,902,279	$34,144,110
PARTNER DISTRIBUTIONS	(1,700,000)	(1,000,000)	(2,700,000)
INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST IN AFFILIATE	-	1,148,900	1,148,900
NET INCOME ATTRIBUTABLE TO CAPITAL PUMPING, LP	2,615,506	-	2,615,506
BALANCE, MARCH 31, 2019	$7,157,337	$28,051,179	$35,208,516

THREE MONTHS ENDED MARCH 31, 2018

		Noncontrolling
	Partners’	Interest
	Capital	in Affiliate	Total

BALANCE, DECEMBER 31, 2017	$6,413,412	$25,510,170	$31,923,582
PARTNER DISTRIBUTIONS	(1,800,000)	(1,000,000)	(2,800,000)
INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST IN AFFILIATE	-	1,928,139	1,928,139
NET INCOME ATTRIBUTABLE TO CAPITAL PUMPING, LP	1,507,505	-	1,507,505
BALANCE, MARCH 31, 2018	$6,120,917	$26,438,309	$32,559,226

See accompanying notes

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,764,406	$3,435,644
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,774,420	2,454,794
Gain on disposal of property and equipment	(5,000)	(835,000)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(579,605)	(1,207,230)
Prepaid expenses and other assets	55,289	(220,958)
Accounts payable	(45,013)	(20,992)
Accrued expenses	(66,627)	104,734

Net cash provided by operating activities	5,897,870	3,710,992

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(1,704,974)
Proceeds from disposals of property and equipment	7,736	835,000

Net cash provided by (used in) investing activities	7,736	(869,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	2,597,296
Principal payments on long-term debt	(2,338,959)	(1,924,145)
Partner distributions	(1,700,000)	(1,800,000)
Affiliate partner distributions	(1,000,000)	(1,000,000)

Net cash used in financing activities	(5,038,959)	(2,126,849)

NET CHANGE IN CASH AND CASH EQUIVALENTS	866,647	714,169

CASH AND CASH EQUIVALENTS, beginning of period	5,661,707	7,672,879

CASH AND CASH EQUIVALENTS, end of period	$6,528,354	$8,387,048

SUPPLEMENTAL DISCLOSURE-

Cash paid during the period-
Interest paid	$140,499	$141,573

See accompanying notes

CAPITAL PUMPING, LP AND AFFILIATE

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation - The interim consolidated financial statements include the accounts of Capital Pumping, LP (“CP”) and ASC Equipment, LP (“ASC”), an affiliated company with common ownership (collectively, the “Company”).  CP provides concrete pumping services for residential and commercial projects as well as highway construction in the greater Central Texas, South Texas, and West Texas areas.  ASC is an equipment company that provides all boom pump trucks used in the daily operations of CP through an operating lease.  See further discussion of consolidation of a variable interest entity (“VIE”) at Note 8.

On March 18, 2019, the Company entered into an Interest Purchase Agreement pursuant to which the partners agreed to sell all of the outstanding equity interests of Capital Pumping, LP and its affiliate in an all-cash transaction.  The transaction is expected to close in the second calendar quarter of 2019, subject to regulatory approvals and other customary closing conditions.

The interim consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification.  All significant intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates - The preparation of interim consolidated financial statements in conformity with U.S. GAAP as defined by the FASB Accounting Standards Codification requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.

Accounts Receivable - Accounts receivable are recorded at the value of the revenue earned and require payment within thirty days.  Account balances with charges over thirty days old are considered delinquent and management begins collection efforts at this time.  Delinquent accounts receivable invoices do not accrue interest.

The Company provides credit in the normal course of business to customers and continually monitors each customer’s creditworthiness individually and recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible.  The Company regularly adjusts any allowance for subsequent collections and final determination that an account is no longer collectible.

Property and Equipment - Property and equipment is recorded at cost and depreciated or amortized over the shorter of the estimated useful lives of the assets or the term of the lease agreement, which range from two to ten years.  Depreciation and amortization is computed using the straight-line method.  Maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed as incurred.

Impairment of Long-Lived Assets - Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the amount recorded may not be recoverable.  An impairment loss is recognized by the amount in which the carrying amount of the asset exceeds fair value, if the carrying amount of the asset is not recoverable.  No impairment losses on long-lived assets were recognized for the three months ended March 31, 2019 and 2018.

Self-Funded Insurance - CP has a self-funded employee welfare benefit plan (see Note 6) and recognizes its obligations in the period in which a claim is incurred, including reported claims and estimated claims incurred but not reported, up to specified deductible limits.  The estimate of its self-insurance liability contains uncertainty as CP must use judgment to estimate the cost that will be incurred to settle reported claims and claims made for incidents incurred but not reported as of the consolidated balance sheet date.  When estimating its self-insurance liabilities, CP considers a number of factors which include, but are not limited to, historical claims experience, demographic factors, severity factors and information provided by independent third-party advisors.

Revenue Recognition - Revenue is recorded as projects are completed, and all projects are short-term in nature with the majority of projects lasting one day.

Cost of Revenues - Cost of revenues includes equipment rental and operations labor costs as well as those costs associated with maintaining the Company’s concrete pumps.

Income Taxes - The Company files income tax returns in the U.S. federal jurisdiction and the State of Texas.  The Company is taxed as a partnership for federal income tax purposes; accordingly, all taxable income, losses, deductions and credits are allocated to the partners who are responsible for the payment of taxes thereon.  Therefore, no provision has been made for federal income taxes.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  The tax benefits recognized in the interim consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  Management evaluated the Company’s tax positions for all open tax years and believes the Company has no material uncertain tax positions and has recorded no related interest or penalties for the three months ended March 31, 2019 and 2018.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of ninety days or less to be cash equivalents.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with a limited number of high quality financial institutions and may exceed the amount of insurance provided on such deposits.  The Company monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business.  Although the Company does not currently foresee a significant credit risk associated with these receivables, repayment is dependent upon the financial strength of the customers.  At March 31, 2019 and December 31, 2018, one customer accounted for 14% of total accounts receivable.

Advertising Costs - Advertising costs are expensed as incurred and totaled $4,721 for the three months ended March 31, 2018.  There were no advertising costs incurred for the three months ended March 31, 2019.

Recently Issued Accounting Pronouncements - In May 2014 and August 2015, the FASB issued Accounting Standards Updates (“ASU”) No. 2014-09 and No. 2015-14, Revenue from Contracts with Customers, which supersede the revenue recognition requirements in Accounting Standards Codification 605, Revenue Recognition, and most industry-specific guidance included in the Accounting Standards Codification.  The standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The standard is effective retrospectively for fiscal years beginning after December 15, 2018 and interim periods within annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The Company is currently evaluating the impact the standard will have on its interim consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities by lessees for all leases, including leases previously classified as operating leases, and modifies the classification criteria and accounting for sales-type and direct financing leases by lessors.  Leases continue to be classified as finance or operating leases by lessees and both classifications require the recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments in the consolidated balance sheet.  Interest on the lease liability and amortization of the right-of-use asset are recognized separately in the consolidated statement of income for finance leases and as a single lease cost recognized on the straight-line basis over the lease term for operating leases.  The standard is effective using a modified retrospective approach for fiscal years beginning after December 15, 2019 and early adoption is permitted.  The Company is currently evaluating the impact the standard will have on its interim consolidated financial statements.

2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	March 31, 2019	December 31, 2018
Concrete pumps	$74,606,627	$74,606,627
Equipment	849,550	1,347,332
Vehicles	827,716	827,716
Leasehold improvements	868,991	868,991
Office furniture and equipment	242,121	242,121
Other	16,500	16,500
Total	77,411,505	77,909,287
Less accumulated depreciation and amortization	(38,721,366)	(36,441,992)
Total	$38,690,139	$41,467,295

3.	LONG-TERM DEBT

The Company’s long-term debt consisted of the following:

	March 31, 2019	December 31, 2018
Notes payable to finance companies for ASC, interest rates ranging from 2.57% to 4.10%, principal and interest due in monthly or quarterly installments, collateralized by equipment and partner guarantees, maturing at various dates through September 2023	$11,006,056	$12,895,693
Notes payable to financial institutions for ASC, interest rates ranging from 2.75% to 3.70%, principal and interest due in monthly installments, collateralized by equipment and partner guarantees, maturing at various dates through June 2022	3,851,530	4,300,852
Total	14,857,586	17,196,545
Less current maturities	(6,300,111)	(7,152,211)
Total long-term debt	$8,557,475	$10,044,334

Required principal payments on long-term debt as of March 31, 2019 were as follows:

2019	$4,821,817
2020	4,941,966
2021	2,867,719
2022	1,621,760
2023	604,324
Total	$14,857,586

4.	COMMITMENTS AND CONTINGENCIES

The Company leases six properties from a related party (see Note 7) under non-cancelable operating leases that expire on various dates ranging from 2021 to 2027.  The Company also leases seven properties on a month-to-month basis, which can be cancelled upon thirty days’ notice.  Total rental expense for the three months ended March 31, 2019 and 2018 was $210,239 and $204,284, respectively.  At March 31, 2019, minimum future rental payments under non-cancelable operating leases were as follows:

2019	$485,707
2020	658,162
2021	639,362
2022	528,265
2023	315,131
Thereafter	922,363
Total	$3,548,990

 In addition to the above base rents, the Company is responsible for its pro-rata share of real estate taxes and operating expenses.

The Company has a standby letter of credit with a financial institution for $99,000 as security for workers’ compensation insurance, which renewed in April 2019.  The Company did not make any draws on this standby letter of credit during the three months ended March 31, 2019 and 2018.

The Company, in the normal course of business, is subject to various legal matters.  In the opinion of management, the resolution of these matters will not have a material adverse effect on the financial position of the Company or its results of operations.

5.	DEFINED CONTRIBUTION PLAN

The Company has a 401(k) plan that covers substantially all employees who are at least 21 years of age and have more than one year of service.  The Company may make discretionary matching contributions on behalf of each participant.  During the three months ended March 31, 2019 and 2018, the Company made employer contributions of $81,943 and 71,427, respectively.

6.	employee Welfare benefit PLAN

Effective November 1, 2016, CP established a self-funded employee welfare benefit plan (the “Plan”) to provide health insurance coverage for all eligible employees and their dependents as defined in the Plan agreement.  The Plan is funded through employee and employer contributions.  CP has purchased stop-loss insurance, which limits CP’s annual claims exposure to $60,000 per covered person with an $85,000 aggregating specific deductible, as defined in the Plan agreement.  Participant claims for the Plan are administered by a third-party administrator.  The estimated self-funded insurance liability as of March 31, 2019 and December 31, 2018 was $58,423 and $62,206, respectively, and is included with accrued expenses in the accompanying consolidated balance sheets of the Company.

7.	RELATED PARTY TRANSACTIONS

The Company leases an office facility in San Antonio under a non-cancelable operating lease from a partner.  Rent expense related to this lease for the three months ended March 31, 2019 and 2018 was $42,773 and $41,527, respectively.  The Company leases property in Pflugerville under a non-cancelable operating lease from a partner.  Rent expense related to this lease for the three months ended March 31, 2019 and 2018 was $15,181 and $14,810, respectively.  The Company leases two office facilities in Austin under non-cancelable operating leases from a partner.  Rent expense related to these leases for the three months ended March 31, 2019 and 2018 was $99,232 and $96,314, respectively.  The Company leases yards in Bryan and Salado under non-cancelable operating leases from an entity in which a partner serves as a fiduciary for the two trusts that own the entity.  Rent expense related to the Bryan lease for the three months ended March 31, 2019 and 2018 was $12,285 and $11,811, respectively.  Rent expense related to the Salado lease for the three months ended March 31, 2019 and 2018 was $19,469 and $18,720, respectively.

The Company incurred expenses for equipment leasing and trucking services from an entity owned by a partner.  The Company incurred expenses for the three months ended March 31, 2019 and 2018 of $958 and $13,917, respectively.

8.	CONSOLIDATION OF VARIABLE INTEREST ENTITY

CP leases its boom pump trucks used in its daily operations from ASC through an operating lease agreement.  ASC was created to give CP use of the leased equipment and CP guarantees the debt of ASC; thus, ASC is considered a VIE in which CP is the primary beneficiary.  Therefore, CP consolidates the results of ASC’s operations, consisting primarily of depreciation and interest expense, and eliminates the related operating lease revenue. The consolidated balance sheets at March 31, 2019 and December 31, 2018 include $38.0 million and $40.7 million, respectively, in property and equipment of ASC, net of accumulated depreciation; $4.9 million and $4.4 million, respectively, in current assets of ASC; $6,000 and $0, respectively, in accounts payable and accrued expenses of ASC; and $14.9 million and $17.2 million, respectively, in debt of ASC, which is collateralized by the equipment leased to CP.  No gain or loss was recognized as a result of consolidating the assets and liabilities of ASC.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 23, 2019 (the date the interim consolidated financial statements were available to be issued), and no events have occurred from the consolidated balance sheet date through that date that would impact the interim consolidated financial statements.